EXHIBIT 10.3

SHARE EXCHANGE AGREEMENT
(the “Agreement”)

THIS SHARE EXCHANGE AGREEMENT made as of the 28 day of September 2011. Approved by InterAmerican Gaming Inc. and executed on the 3 day of October 2011.

AMONG:

INTERAMERICAN GAMING INC., a corporation incorporated
under the laws of Nevada;

(the “Purchaser”)

-and-

NOWPHIT OPERATIONS INC.
a corporation incorporated under the laws of Ontario;

(the “Corporation”)

-and-

WAGERPHONE INC. (D.B.A: BARON GROUP VENTURES)
a corporation incorporated under the laws of Ontario;

(the “BGV”)

-and-

THE SHAREHOLDERS OF NOWPHIT OPERATIONS INC., listed as at Schedule “A” hereto;

(the “NP Vendors”)

WHEREAS:

A.	The NP Vendors and BGV own all of the issued and outstanding securities of the Corporation;

B.
The Purchaser wishes to acquire all of the issued and outstanding securities of the Corporation held by the NP Vendors in exchange for newly issued securities of the Purchaser representing approximately 80.1% of the issued and outstanding shares of the Corporation;

C.
The NP Vendors wish to sell to the Purchaser all of the issued and outstanding securities that they own, representing approximately 80.1% of the Corporation, for newly issued securities in the capital of the Purchaser; and

D.	The Purchaser will provide a Loan of up to US$5 million to the Corporation for the development, marketing and sales of the NOWPHIT products and services.

E.	The Purchaser and BGV intend to enter into a Shareholders Agreement for the Corporation after closing this Share Exchange Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree with each other as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions. In this Agreement, unless there is something in the context or subject matter inconsistent therewith, the following words and terms set forth in this Article I shall have the following meanings:

(a)
“Acquisition Proposal” means any merger, amalgamation, consolidation, arrangement, business combination, recapitalization, take-over bid, sale of material assets, material sale of treasury shares or rights or interests therein or thereto (other than a public offering of treasury shares) or similar transactions involving the Purchaser, or a proposal to do so, excluding the Exchange;

(b)	“Affiliate” means an affiliated body corporate within the meaning of the Ontario Business Corporations Act;

(c)
“Agreement” means this Agreement and all instruments supplemental hereto or in amendment or confirmation hereof; “herein”, “hereof’ and similar expressions mean and refer to this Agreement and not to any particular article, section, clause or subclause; and “Article”, “Section”, “clause” or “subclause” means and refers to the specified article, section, clause or subclause of this Agreement;

(d)	“Arm’s Length” has the same meaning ascribed thereto in the Tax Act;

(e)	“Business Day” means a day other than a Saturday or Sunday on which the principal commercial banks located in Toronto, Ontario, are open for business during normal banking hours;

(f)	“Closing Date” means a date agreed to between the parties hereto for the completion of transactions contemplated hereby;

(g)	“Closing” means the completion of the Exchange, which shall take place on the Closing Date at the offices of InterAmerican Gaming Inc. in King City, Ontario;

(h)	“Corporation” means Nowphit Operations Inc., a corporation incorporated pursuant to the laws of the Province of Ontario;

(i)	“Corporation Share” means one fully paid and non-assessable common share in the capital of the Corporation;

(j)
“Corporation’s Assets” means all of the Corporation’s material assets including: (i) the rights, privileges and benefits arising under the Corporation’s contracts; and (ii) those assets set out in the Corporation’s Financial Statements; and (iii) the NOWPHIT business plan and all intellectual property;

(k)
“Corporation’s Business” means the business previously and heretofore carried on by the Corporation relating to the proprietary personal health and fitness solution known as NOWPHIT which incorporates social gaming, hardware technology for fitness equipment as well as web and mobile based applications that empowers and inspires individuals to improve their personal health and fitness;

(l)
“Corporation’s Financial Statements” means the draft unaudited consolidated financial statements of the Corporation as at and for the period ended August 31, 2011, consisting of the balance sheet and the statements of earnings provided to the Purchaser;

(m)	“Corporation’s Properties” means the Corporation’s Assets used in the Corporation’s Business;

(n)	“NP Vendors” means all of the shareholders referred to in Schedule “A” attached hereto;

(o)	“Exchange” means the exchange of the Corporation Shares for the Exchange Shares in accordance with Section 2.1 hereof;

(p)
“Exchange Shares” means the Purchaser Shares which are to be issued from the treasury of the Purchaser in exchange for all of the then issued and outstanding Corporation Shares in accordance with Section 2.1 hereof;

(q)
“Generally Accepted Accounting Principles” means the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date on which such calculation is made or required to be made in accordance with such principles;

(r)
“Material Fact” in relation to any party hereto includes, without limitation, any fact that significantly affects, or would reasonably be expected to have a significant effect on, the market price or value of the shares of such party;

(s)
“Merger Proposal” means any merger, amalgamation, consolidation, arrangement, business combination, recapitalization, take-over bid, sale of material assets, material sale of treasury shares or rights or interests therein or thereto (other than a public offering of treasury shares) or similar transactions involving the Corporation, or a proposal to do so, excluding the Exchange;

(t)	“Person” means any individual, corporation, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator or other legal representative;

(u)	“Purchaser” means InterAmerican Gaming Inc., a corporation incorporated pursuant to the laws of Nevada;

(v)	“Purchaser Shares” means the common shares in the capital of the Purchaser;

(w)	“Purchaser’s Auditors” means Rotenberg LLC;

(x)	“Purchaser’s Business” means operating as gaming development company;

(y)
“Purchaser’s Financial Statements” means (i) the audited consolidated financial statements of the Purchaser for the period ended July 20, 2004, consisting of the balance sheet and the statements of earnings, retained earnings and changes in financial position and all notes thereto and (ii) the unaudited quarterly reports of the Purchaser dated September 30, 2004;

(z)	“Securities Acts” means the Securities Act (Alberta), the Securities Act (British Columbia) and the Securities Act (Ontario), as each act may be amended from time to time, and any successors therto;

(aa)
“Tax Act” means the Income Tax Act (Canada), as it may be amended from time to time, and any successor thereto. Any reference herein to a specific section or sections of the Tax Act, or regulations promulgated thereunder, shall be deemed to include a reference to all corresponding provision of future law;

(bb)	“Tax Laws” shall mean the Tax Act and any applicable provincial, or foreign income taxation statute(s), as from time to time amended, and any successors thereto;

(cc)	“Third Party” means any Person other than the parties to this Agreement;

(dd)	“OTCBB” means the Pink Sheets of Over-the-counter Bulletin Board exchange in the United States of America; and

(ee)	“NP Vendors” means the NP Vendors.

1.2 Currency. Unless otherwise indicated, all dollar amounts referred to in this Agreement are in US funds.

1.3 Tender. Any tender of documents or money hereunder may be made upon the parties or their respective counsel and money may be tendered by official bank draft drawn upon a Canadian chartered bank or trust company or by negotiable cheque payable in Canadian funds and certified by a Canadian chartered bank or trust company.

1.4 Number and Gender. Where the context requires, words imparting the singular shall include the plural and vice versa, and words imparting gender shall include all genders.

1.5 Headings. Article and Section headings contained in this Agreement are included solely for convenience, are not intended to be full or accurate descriptions of the content thereof and shall not be considered part of this Agreement or affect the construction or interpretation of any provision hereof

1.6 Schedules. The Schedules to this Agreement shall be construed with and be considered an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. The following Schedules are attached hereto:

Schedule “A”	NP Vendors

1.7 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles.

ARTICLE II
EXCHANGE OF SHARES WITH THE NP VENDORS

2.1 Exchange of Shares.  The NP Vendors and the Purchaser agree as follows:

(a)
the NP Vendors shall sell to the Purchaser all of the Corporation Shares held by the NP Vendors (representing approximately 80.1% of the issued and outstanding shares of the Corporation) at the Closing Date in consideration of the issuance by the Purchaser of that number of fully paid, issued and outstanding Exchange Shares equal to Two Hundred and Forty Thousand United States Dollars (USD$240,000) at a share price calculated as the average closing price for the Purchaser Shares for the previous ten trading days immediately prior to the day of the execution of this Agreement.

ARTICLE III
LOAN FROM THE PURCHASER TO THE CORPORATION

3.1 Loan to the Corporation.  The Purchaser agrees to loan up to $5 million to the Corporation on the following basis:

(a)	the Purchaser will advance the US$5 million loan in tranches as required by the Corporation;

(b)	the Purchaser will receive a General Security Agreement over all assets of the Corporation until the loan is fully repaid;

(c)	the loan will be interest free and have a term of five years;

(d)
once the Purchaser has loaned the entire amount of US$5 million, the Purchaser and BGV will then fund any additional shortfalls on a pro rata basis as outlined in the Shareholders Agreement between the Purchaser and BGV;

(e)	the Purchaser will be repaid any outstanding amounts under the US$5 million loan with the first available positive cash flow from the operations of the Corporation;

(f)	a Promissory Note will be provided to the Purchaser by the Corporation the US$5 million loan.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of Purchaser.  The Purchaser hereby represents and warrants to the Corporation and to the NP Vendors that:

(a)
the Purchaser is a corporation incorporated and subsisting under the laws of the State of Nevada, has all requisite corporate power to own its properties and to conduct its business as it is presently being conducted and is registered or otherwise qualified to carry on business in all jurisdictions in which the nature of its assets or business makes such registration or qualification necessary or advisable;

(b)
subject to obtaining any required regulatory approvals, as applicable, the Purchaser has full legal capacity and corporate power to enter into this Agreement and to take, perform or execute all proceedings, acts and instruments necessary or advisable to consummate the actions and transactions contemplated in this Agreement; all necessary corporate action has been taken, or will be taken prior to the Closing Date, by or on the part of the Purchaser to authorize its execution and delivery of this Agreement, and the taking, performing or executing of such proceedings, acts and instruments as are necessary or advisable for consummating the actions and transactions contemplated in this Agreement and for fulfilling its obligations hereunder;

(c)
this Agreement has been duly executed and delivered on behalf of the Purchaser and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as such terms may be limited by bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors’ rights generally;

(d)
neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with and fulfillment of the terms and provisions of this Agreement will:

(i)	conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under:

(1)	any of the constating documents or by-laws of the Purchaser; or

(2)	any instrument, agreement, mortgage, judgment, order, award, decree or other instrument or restriction to which the Purchaser is a party of or by which it is bound; or

(ii)
except as otherwise described herein, require any affirmative approval, consent, authorization or other order or action by any court, governmental authority or regulatory body or by any creditor of the Purchaser or any party to any agreement to which the Purchaser is a party or by which the Purchaser is bound, except as shall have been obtained prior to Closing;

(e)
the authorized capital of the Purchaser consists of 200 million common shares, of which 80,000,000 common shares are presently issued and outstanding.  All of the presently issued and outstanding common shares of the Purchaser have been validly allotted and issued and are outstanding as fully-paid and non-assessable shares;

(f)
no Person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, including convertible securities, warrants or convertible obligations of any nature, for the purchase from the Purchaser of any Purchaser Shares or for the subscription, allotment or issuance of any unissued shares in the capital of the Purchaser;

(g)
the Purchaser does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Purchaser and, at Closing, the Purchaser will have originals or copies of all such records, systems, controls, data or information in its possession or control;

(h)
as of the date hereof, the board of directors of the Purchaser, after considering this Agreement and the transactions contemplated herein, has determined unanimously thatthis Agreement and the transactions contemplated herein are fair to the Purchaser’s security holders and are in the best interests of the Purchaser;

(i)	save and except for matters which are disclosed in the Purchaser’s Financial Statements or otherwise expressly set out in this Agreement, the Purchaser has not (nor has it agreed to):

(i)
incurred any debts, obligations or liabilities (absolute, accrued, contingent or otherwise and whether due or to become due), except debts, obligations and liabilities incurred in the ordinary course of business;

(ii)	discharged or satisfied any liens or paid any obligation or liability other than liabilities shown on the Purchaser’s Financial Statements, other than in the ordinary course of business;

(iii)
declared or made any payment, distribution or dividend based on its shares or purchased, redeemed or otherwise acquired any of the shares in its capital or other securities or obligated itself to do so;

(iv)	mortgaged, pledged or subjected to lien or other security interest any of its assets, tangible or intangible other than the usual security granted to secure a bank line of credit;

(v)	sold, assigned, leased, transferred or otherwise disposed of any of its assets (excluding inventory) whether or not in the ordinary course of business;

(vi)
increased materially the compensation payable or to become payable by the Purchaser to any of its officers, directors or employees, or in any bonus payment to or arrangement made with any officer, director or employee, or made any material changes in the personnel policies or employee benefits of the Purchaser;

(vii)	cancelled, waived, released or compromised any debt, claim or right resulting in a material adverse effect on the business, prospects or financial condition of the Purchaser;

(viii)	significantly altered or revised any of its accounting principles, procedures, methods or practices;

(ix)	changed its credit policy as to provision of services, sales of inventories or collection or accounts receivable except as dictated by competitive conditions;

(x)	suffered any material damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties, business or prospects of the Purchaser;

(xi)	entered into any transaction, contract or commitment other than in the ordinary course of business except for the transactions set forth in this Agreement;

(xii)	made or authorized any capital expenditures in excess of $5,000.00 in the aggregate;

(xiii)	issued or sold any shares in its capital stock or other securities, or granted any options with respect thereto; or

(xiv)
suffered or experienced any material adverse change in, or event or circumstance affecting, the condition (financial or otherwise) of its properties, assets, liabilities, earnings, business, operations or prospects, and the Purchaser has no knowledge, information or belief of any fact, event or circumstances which might reasonably be expected to affect materially and adversely the condition (financial or otherwise) of its properties, assets, liabilities, earnings, business operations or prospects, and has not changed any shares of its capital stock, whether by way of reclassification, stock split or otherwise;

(j)
the corporate records and minute books of the Purchaser as provided to the Corporation or its legal counsel contain complete and accurate minutes of all meetings of and corporate actions or written consents by the directors and shareholders of the Purchaser, including all by-laws and resolutions passed by the board of directors and shareholders of the Purchaser since the incorporation of the Purchaser; and all such meetings were duly called and held. The shareholders’ list maintained by the Purchaser’s registrar and transfer agent provided to the Corporation and the NP Vendors is, to the best of the Purchaser’s knowledge, complete and accurate in all respects;

(k)	the Purchaser does not operate or engage in any business activities, operations or management of any nature or kind whatsoever other than the Purchaser’s Business;

(l)	except as expressly referred to in the Purchaser’s Financial Statements,

(i)
the Purchaser does not have outstanding any bonds, debentures, mortgages, notes or other similar indebtedness or liabilities whatsoever and the Purchaser is not bound under any agreement to create, issue or incur any bonds, debentures, mortgages, notes or other similar indebtedness or liabilities whatsoever, and

(ii)
the Purchaser is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person.

(m)
the Purchaser is conducting and has always conducted the Purchaser’s Business in substantial compliance with all applicable laws, rules and regulations of each jurisdiction in which the Purchaser’s Business is carried on, is not currently in breach of any such laws, rules or regulations and is duly licenced, registered or qualified in each jurisdiction in which the Purchaser owns or leases property or carries on the Purchaser’s Business, to enable the Purchaser’s Business to be carried on as now conducted;

(n)
other than any required regulatory approvals, no consent, licence, approval, order or authorization of, or registration, filing or declaration with any governmental authority that has not been obtained or made by the Purchaser and no consent of any Third Party is required to be obtained by the Purchaser in connection with the execution, delivery and performance by the Purchaser of this Agreement or the consummation of the transactions contemplated hereby; and the issuance of the Exchange Shares to the NP Vendors will not result in the loss of any regulatory consent, licence, approval, order, authorization or registration materially benefiting the Purchaser;

(o)
there is no action, lawsuit, claim, proceeding, or investigation pending or, to the best knowledge of the Purchaser, threatened against, relating to or affecting the Purchaser before any court, government agency, or any arbitrator of any kind, and the Purchaser is not aware of any existing ground on which any such proceeding might be commenced with any reasonable likelihood of success and there is not presently outstanding against the Purchaser any judgment, decree, injunction, rule or order of any court, governmental agency, or arbitrator relating to or affecting the Purchaser in connection with the Purchaser’s Business;

(p)
there is not now outstanding any arrangement (contractual or otherwise) between the Purchaser and any Person which will or may be, terminated or, to the best of the knowledge of the Purchaser, prejudicially affected as a result of the issuance of the Exchange Shares;

(q)
the Purchaser has not made any agreements with any labour union or employee association nor made any commitments to or conducted any negotiations with any labour union or employee association with respect to any future agreements;

(r)
no trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any of the Purchaser’s employees by way of certification, interim certification, voluntary recognition, designation or successor rights;

(s)	the Purchaser is not a party to any lease or agreement in the nature of a lease, whether as lessor or lessee;

(t)	the Purchaser does not currently own any material insurable assets and does not currently maintain any policies of insurance;

(u)
there are no outstanding written or oral employment contracts, sales, services, management or consulting agreements, employee benefit or profit-sharing plans, or any bonus arrangements with any employee of the Purchaser, nor are there any outstanding oral contracts of employment which are not terminable on the giving of reasonable notice in accordance with applicable law. There are no pension or retirement plans established by or for the Purchaser for the employees of the Purchaser’s Business;

(v)
no representation or warranty made by the Purchaser in this Agreement and no statement made in any schedule, exhibit, certificate or other document furnished pursuant to this Agreement, contains, or will contain, any untrue statement of a Material Fact or omits, or will omit, to state any Material Fact necessary to make such representation or warranty or any such statement not misleading. The Purchaser does not know of any fact which, if known to the Corporation, would deter them from consummating the transactions contemplated herein;

(w)	the Purchaser warranty’s that the total amount of all third party accounts payable and/or loans does not exceed $50,000.

4.2 No investigations made by or on behalf of the Corporation or the NP Vendors at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation, warranty or covenant made by the Purchaser herein or pursuant hereto and no waiver by the Corporation or the NP Vendors of any condition, in whole or in part, shall operate as a waiver of any other conditions.

4.3 Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to the Purchaser that:

(a)
the Corporation is a corporation incorporated and subsisting under the laws of the Province of Ontario, has all legal capacity and requisite corporate power to own its properties and to conduct its business as it is presently being conducted, and is duly registered or otherwise qualified to carry on business in all jurisdictions in which the nature of its assets or business makes such registration or qualification necessary or advisable;

(b)
the Corporation’s Subsidiaries are corporations properly formed and subsisting under the laws of their respective jurisdictions of incorporation, have all legal capacity and requisite corporate power to own their respective properties and conduct their respective businesses as presently being conducted by them, and are duly registered or otherwise qualified to carry on business in all jurisdictions in which the nature of their assets or businesses make such registration or qualification necessary or advisable;

(c)
to the best of its knowledge and belief, the NP Vendors are the registered and beneficial owners of approximately 80.1% of the issued and outstanding Corporation Shares, which Corporation Shares constitute approximately 80.1% of the issued and outstanding shares in the capital of the Corporation, free and clear of all liens, charges, pledges, security interests, demands, adverse claims, rights or any other encumbrances whatsoever and no Person has any right, option, agreement or arrangement capable of becoming an agreement for the acquisition of any of the Corporation Shares or any interest therein from the NP Vendors;

(d)
the Corporation has the full legal capacity and corporate power to enter into this Agreement and to take, perform or execute all proceedings, acts and instruments necessary or advisable to consummate the other actions and transactions contemplated in this Agreement and to fulfill their respective obligations under this Agreement;

(e)
this Agreement has been duly executed and delivered by the Corporation and this Agreement constitutes a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except as such terms may be limited by bankruptcy, insolvency, re-organization or other laws relating to the enforcement of creditors’ rights generally;

(f)
neither the execution, nor delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with and fulfillment of the terms and provisions of this Agreement will:

(i)	conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under:

(1)	any of the constating documents or by-laws of the Corporation; or

(2)	any instrument, agreement, mortgage, judgment, order, award, decree or other instrument or restriction to which the Corporation is a party or by which the Corporation is bound; and

(ii)
except as otherwise described herein, require any affirmative approval, consent, authorization or other order or action by any court, governmental authority or regulatory body or by any creditor of the Corporation or any party to any agreement to which the Corporation is a party or by which the Corporation is bound, except as shall have been obtained prior to Closing;

(g)
no person, firm or corporation has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, including convertible securities, warrants or convertible obligations of any nature, for the purchase of any unissued shares in the securities of the Corporation;

(h)
the authorized capital of the Corporation is an unlimited number of common shares of which 1,000,000 shares are presently validly issued and outstanding as fully paid and non-assessable shares in the capital of the Corporation;

(i)
the books and records of the Corporation fairly and correctly set out and disclose in all material respects, the financial position of the Corporation as at the dates thereof and all material financial transactions of the Corporation relating to the Corporation’s Business have been accurately recorded in such books and records;

(j)
the Corporation does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Corporation;

(k)
save and except for matters which are disclosed in the Corporation’s Financial Statements or otherwise expressly set out in this Agreement, neither the Corporation nor the Corporation’s Subsidiaries have (nor has either agreed to):

(i)
incurred any debts, obligations or liabilities (absolute, accrued, contingent or otherwise and whether due or to become due), except debts, obligations and liabilities incurred in the ordinary course of business;

(ii)	discharged or satisfied any liens or paid any obligation or liability other than liabilities shown on the Corporation’s Financial Statements, other than in the ordinary course of business;

(iii)
declared or made any payment, distribution or dividend based on its shares or purchased, redeemed or otherwise acquired any of the shares in its capital or other securities or obligated itself to do so;

(iv)	mortgaged, pledged or subjected to lien or other security interest any of its assets, tangible or intangible other than the usual security granted to secure a bank line of credit;

(v)
sold, assigned, leased, transferred or otherwise disposed of any of its assets (excluding inventory) having either a book value or fair market value in excess of $5,000.00, whether or not in the ordinary course of business;

(vi)
increased materially the compensation payable or to become payable by the Corporation or the Corporation’s Subsidiaries to any of its officers, directors or employees, or in any bonus payment to or arrangement made with any officer, director or employee, or made any material changes in the personnel policies or employee benefits of the Corporation or the Corporation’s Subsidiaries;

(vii)
cancelled, waived, released or compromised any debt, claim or right resulting in a material adverse effect on the business, prospects or financial condition of the Corporation or the Corporation’s Subsidiaries;

(viii)	significantly altered or revised any of its accounting principles, procedures, methods or practices;

(ix)	changed its credit policy as to provision of services, sales of inventories or collection or accounts receivable except as dictated by competitive conditions;

(x)
suffered any material damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties, business or prospects of the Corporation or the Corporation’s Subsidiaries;

(xi)	entered into any transaction, contract or commitment other than in the ordinary course of business except for the transactions set forth in this Agreement;

(xii)	issued or sold any shares in its capital stock or other securities, or granted any options with respect thereto; or

(xiii)
suffered or experienced any material adverse change in, or event or circumstance affecting, the condition (financial or otherwise) of its properties, assets, liabilities, earnings, business, operations or and the Corporation has no knowledge, information or belief of any fact, event or circumstances which might reasonably be expected to affect materially and adversely the condition (financial or otherwise) of its properties, assets, liabilities, earnings, business operations or prospects and it has not changed any shares of its capital stock, whether by way of reclassification, stock split or otherwise;

(l)
the Corporation’s Financial Statements fairly present the financial position of the Corporation as at the date thereof and fairly present the results of operations for the periods ended on such dates, all in accordance with Generally Accepted Accounting Principles consistently applied throughout the period covered thereby, save and except as stated therein. The Corporation’s and the Corporation’s Subsidiaries’ books of account reflect items of income and expense and all assets and liabilities and accruals required to be reflected therein;

(m)
the corporate records and minute books of the Corporation as provided to the Purchaser or its legal counsel contain complete and accurate minutes of all meetings of and corporate actions or written consents by the directors and shareholders of the Corporation, including all by-laws and resolutions passed by the board of directors and shareholders of the Corporation since the incorporation of the Corporation and all such meetings were duly called and held;

(n)
neither the Corporation nor the Corporation’s Subsidiaries operates or engages in any business activities, operations or management of any nature or kind whatsoever other than the Corporation’s Business;

(o)	except as expressly referred to in the Corporation’s Financial Statements,

(i)
none of the Corporation or the Corporation’s Subsidiaries have outstanding any bonds, debentures, mortgages, notes or other similar indebtedness or liabilities whatsoever and neither the Corporation nor any of the Corporation’s Subsidiaries is bound under any agreement to create, issue or incur any bonds, debentures, mortgages, notes or other similar indebtedness or liabilities whatsoever; and

(ii)
neither the Corporation nor any of the Corporation’s Subsidiaries is a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person.

(p)
since incorporation, no payments have been made or authorized by the Corporation or the Corporation’s Subsidiaries to their officers, directors, employees, shareholders or former directors, officers, employees or shareholders or to any person not dealing at Arm’s Length with any of the foregoing, except those expressly disclosed herein, reflected in the Corporation’s Financial Statements or made in the ordinary course of business and at the regular rates payable to them of salary, pension, bonuses or other remuneration of any nature;

(q)
the Corporation and the Corporation’s Subsidiaries have filed all tax returns required to be filed by them prior to the date hereof in all applicable jurisdictions and have paid, collected and remitted all taxes, customs duties, tax installments, levies, assessments, reassessments, penalties, interest and fines due and payable, collectible or remittable by them at present. All such tax returns properly reflect, and do not in any respect understate the income, taxable income or the liability for taxes of the Corporation and the Corporation’s Subsidiaries in the relevant period and the liability of the Corporation and the Corporation’s Subsidiaries for the collection, payment and remittance of tax under applicable Tax Laws;

(r)
adequate provision has been made in the Corporation’s Financial Statements for all taxes, governmental charges and assessments, including interest and penalties thereon, payable by the Corporation and the Corporation’s Subsidiaries for all periods up to the date of the balance sheets comprising part of the Corporation’s Financial Statements;

(s)
the Corporation and the Corporation’s Subsidiaries have withheld and remitted all amounts required to be withheld and remitted by it in respect of any taxes, governmental charges or assessments in respect of any taxable year or portion thereof up to and including December 31, 2010;

(t)
there are no actions, suits or other proceedings, investigations or claims in progress or pending and, to the best of the Corporation’s belief and knowledge, there are no actions, suits or other proceedings or investigations or claims threatened, against the Corporation or any of the Corporation’s Subsidiaries in respect of any taxes, governmental charges or assessments. No waivers have been filed by the Corporation or the Corporation’s Subsidiaries with any taxing authority;

(u)
the Corporation and the Corporation’s Subsidiaries are conducting and have always conducted the Corporation’s Business in substantial compliance with all applicable laws, rules and regulations of each jurisdiction in which the Corporation’s Business is carried on, is not currently in breach of any such laws, rules or regulations and is duly licenced, registered or qualified, in each jurisdiction in which the Corporation or any of the Corporation’s Subsidiaries owns or leases property or carries on the Corporation’s Business, to enable the Corporation’s Business to be carried on as now conducted and its property and assets to be owned, leased and operated, and all such licences, registrations and qualifications are valid and subsisting and in good standing and none of the same contains any burdensome term, provision, condition or limitation which has or may have an adverse effect on the operation of the Corporation’s Business;

(v)	to the best of its knowledge and belief, all private placements of Corporation Shares have been completed in accordance with all applicable securities regulations;

(w)
no employee has made any claim or, to the best of the Corporation’s knowledge, has any basis for any action or proceeding against the Corporation or any of the Corporation’s Subsidiaries, arising out of any statute, ordinance or regulation relating to discrimination in employment or employment practices, harassment, occupational health and safety standards or worker’s compensation;

(x)
neither the Corporation nor any of the Corporation’s Subsidiaries has made any agreements with any labour union or employee association nor made any commitments to or conducted any negotiations with any labour union or employee association with respect to any future agreements;

(y)
no trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any of the employees or the Corporation or any of the Corporation’s Subsidiaries by way of certification, interim certification, voluntary recognition, designation or successor rights;

(z)
there is no action, lawsuit, claim, proceeding, or investigation pending or, to the best knowledge of the Corporation, threatened against, relating to or affecting the Corporation or the Corporation’s Subsidiaries before any court, government agency, or any arbitrator of any kind.  The Corporation is not aware of any existing ground on which any such proceeding might be commenced with any reasonable likelihood of success and there is not presently outstanding against the Corporation or  the Corporation’s Subsidiaries any judgment, decree, injunction, rule or order of any court, governmental agency, or arbitrator relating to or affecting the Corporation, the Corporation’s Subsidiaries, the Corporation’s Assets or the Corporation’s Business;

(aa)
there is not now outstanding any arrangement (contractual or otherwise) between the Corporation or Corporation’s Subsidiaries and any Person which will or may be, terminated or, to the best knowledge of the Corporation, prejudicially affected as a result of the NP Vendors’ transfer and sale of the Corporation Shares to the Purchaser in exchange for the Exchange Shares as contemplated herein;

(bb)
no representation or warranty made by the Corporation in this Agreement and no statement made in any schedule, exhibit, certificate or other document furnished pursuant to this Agreement, contains, or will contain, any untrue statement of a Material Fact or omits, or will omit, to state any Material Fact necessary to make such representation or warranty or any such statement not misleading.  The Corporation does not know of any fact which, if known to the NP Vendors would deter them from consummating the transactions contemplated herein.

4.4 No investigations made by or on behalf of the Purchaser at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation, warranty or covenant made by the Corporation herein or pursuant hereto and no waiver by the Purchaser of any condition, in whole or in part, shall operate as a waiver of any other condition.

4.5 Representations and Warranties of the NP Vendors.  The NP Vendors each hereby represent and warrant to the Purchaser that:

(a)
the NP Vendors are the registered and beneficial owners of the Corporation Shares as set out in Schedule “A” hereto, free and clear of all liens, charges, pledges, security interests, demands, adverse claims, rights or any other encumbrances whatsoever and no Person has any right, option, agreement or arrangement capable of becoming an agreement for the acquisition of any of the Corporation Shares or any interest therein from the NP Vendors;

(b)
the NP Vendors have the full legal capacity to enter into this Agreement and to take, perform or execute all proceedings, acts and instruments necessary or advisable to consummate the other actions and transactions contemplated in this Agreement and to fulfill their respective obligations under this Agreement;

(c)
this Agreement has been duly executed and delivered by the NP Vendors and this Agreement constitutes a legal, valid and binding obligation of each of the NP Vendors enforceable against each of the NP Vendors in accordance with its terms, except as such terms may be limited by bankruptcy, insolvency, re-organization or other laws relating to the enforcement of creditors’ rights generally;

(d)
no representation or warranty made by the NP Vendors in this Agreement and no statement made in any schedule, exhibit, certificate or other document furnished pursuant to this Agreement, contains, or will contain, any untrue statement of a Material Fact or omits, or will omit, to state any Material Fact necessary to make such representation or warranty or any such statement not misleading.  The NP Vendors do not know of any fact which, if known to the Purchaser or the Corporation would deter them from consummating the transactions contemplated herein; and

(e)
there is no action, lawsuit, claim, proceeding, or investigation pending or, to the best knowledge of the NP Vendors threatened against, relating to or affecting the Corporation Shares held by the NP Vendors before any court, government agency, or any arbitrator of any kind.

ARTICLE V
COVENANTS

5.1 General Covenants of the Purchaser. The Purchaser covenants and agrees that, unless otherwise contemplated herein, the Purchaser shall:

(a)	take all requisite action to:

(i)	approve this Agreement and the Exchange; and

(ii)	approve such actions as the Corporation or the NP Vendors may determine to be necessary or desirable for the purposes hereof;

(b)
use its reasonable commercial efforts to preserve intact as a going concern its business organization and goodwill, to keep available the services of its officers and employees as a group and to maintain its business relationships;

(c)
give its consent (and provide such other reasonable assurances as may be required) and use its best efforts to obtain (including the provision of such reasonable assurances as may be required), consents of all other Persons to the transactions contemplated by this Agreement, as may be required pursuant to any statute, law or ordinance or by any governmental or other regulatory authority having jurisdiction;

(d)
upon the Purchaser receiving notification or other information from any regulatory authority or body concerning the transactions contemplated hereunder, such information shall be promptly disclosed in writing to the solicitors for the Corporation;

(e)
in consultation with the NP Vendors and their counsel, forthwith use its best efforts to obtain all necessary regulatory approvals and assist in making all submissions, preparing all press releases and circulars and making all notifications required with respect to this transaction and the issuance of shares as contemplated hereunder;

(f)
take all steps necessary to make proper disclosure within such time as required by any regulatory authority and any other applicable statutes and laws concerning this Agreement and the transactions contemplated herein;

(g)
accept the resignations of John G. Simmonds and G. Randy as directors of the Purchaser and approve Marc Askenasi, Henry Kloepper, and Gary Schwartz as the Corporation’s nominees to the board of directors of the Purchaser and to fix the size of the board accordingly;

(h)
use all reasonable commercial efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations hereunder set forth in Article VI to the extent the same is within its control and take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all applicable laws to complete the Exchange, including using its reasonable commercial efforts to:

(i)	obtain all necessary waivers, consents and approvals required to be obtained by it from other parties to loan agreements, leases and other contracts;

(ii)	obtain all necessary consents, approvals and authorizations as are required to be obtained by it under any applicable laws;

(iii)
effect all necessary registrations and filings and submissions of information requested by governmental entities required to be effected by it in connection with the Exchange and participate and appear in any proceedings of either party before governmental entities in connection with the Exchange;

(iv)
oppose, lift or rescind any injunction or restraining order or other order or action seeking to stop or otherwise adversely affect the ability of the parties to consummate the transactions contemplated hereby or by the Exchange;

(v)	fulfill all conditions and satisfy all provisions of this Agreement;

(vi)	cooperate with the other parties to this Agreement in connection with the performance by the Purchaser of its obligations hereunder; and

(vii)
not take any action, refrain from taking any action or permit any action to be taken or not taken that is inconsistent with this Agreement or that would reasonably be expected to significantly impede the consummation of the Exchange;

(i)
not incur any material liabilities of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which the Purchaser may become liable on or after the Closing Date, except as set out in the Purchaser’s Financial Statements and except for those public company and transactional costs incurred prior to Closing, which will be disclosed in writing to the Corporation at Closing;

(j)
validly issue the Exchange Shares hereunder as fully paid and non-assessable common shares in the capital of the Purchaser, free and clear of all mortgages, liens, charges, security deposits, adverse claims, pledges, encumbrances, options, warrants, rights, privileges and demands whatsoever;

(k)
neither declare nor pay any dividends or other distributions or returns of capital on the Purchaser Shares from the date of this Agreement until the Closing Date without the prior consent of the Corporation.

5.2 General Covenants of the Corporation.  The Corporation covenants and agrees that, until Closing or the date on which this Agreement is terminated, and unless otherwise contemplated herein, it shall:

(a)	take all requisite action to:

(i)	approve this Agreement and the Exchange; and

(ii)	approve such actions as the Purchaser may determine to be necessary or desirable for the purposes hereof;

(b)
use its reasonable commercial efforts to preserve intact as a going concern its business organization and goodwill, to keep available the services of its officers and employees as a group and to maintain its business relationships;

(c)
give its consent (and provide such other reasonable assurances as may be required) and use its best efforts to obtain (including the provision of such reasonable assurances as may be required), consents of all other Persons to the transactions contemplated by this Agreement, as may be required pursuant to any statute, law or ordinance or by any governmental or other regulatory authority having jurisdiction;

(d)
upon the Corporation receiving notification or other information from any regulatory authority or body concerning the transactions contemplated hereunder, such information shall be promptly disclosed in writing to the solicitors for the Purchaser;

(e)
in consultation with the Purchaser and its counsel, forthwith use its best efforts to obtain all necessary regulatory approvals and to assist in making all submissions, preparing all press releases and circulars and making all notifications required with respect to this transaction and the issuance of shares as contemplated hereunder;

(f)
take all steps necessary to make proper disclosure within such time as required by any regulatory authority and any other applicable statutes and laws concerning this Agreement and the transactions contemplated herein;

(g)
use all reasonable commercial efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations hereunder set forth in Article VI to the extent the same is within its control and take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all applicable laws to complete the Exchange, including using its reasonable commercial efforts to:

(i)	obtain all necessary waivers, consents and approvals required to be obtained by it from other parties to loan agreements, leases and other contracts;

(ii)	obtain all necessary consents, approvals and authorizations as are required to be obtained by it under any applicable laws;

(iii)
effect all necessary registrations and filings and submissions of information requested by governmental entities required to be effected by it in connection with the Exchange and participate and appear in any proceedings of either party before governmental entities in connection with the Exchange;

(iv)
oppose, lift or rescind any injunction or restraining order or other order or action seeking to stop or otherwise adversely affect the ability of the parties to consummate the transactions contemplated hereby or by the Exchange;

(v)	fulfill all conditions and satisfy all provisions of this Agreement;

(vi)	cooperate with the other parties to this Agreement in connection with the performance by the Corporation of its obligations hereunder; and

(vii)
not take any action, refrain from taking any action or permit any action to be taken or not taken that is inconsistent with this Agreement or that would reasonably be expected to significantly impede the consummation of the Exchange;

(h)
not incur any material liabilities of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which the Corporation may become liable on or after the Closing Date, except as set out in the Corporation’s Financial Statements and except for those costs in the ordinary course of business and transactional costs incurred prior to Closing; and

5.3 Covenant of the NP Vendors.  Each of the NP Vendors covenants that it will exchange all securities that it holds in the Corporation in whatever and all forms the securities may be held (including, but not limited to, commons shares, options, share purchase warrants and convertible debt) at the Closing Date.

ARTICLE VI
CONDITIONS TO CLOSING

6.1 Conditions Precedent to Obligations of the NP Vendors. The obligations of the NP Vendors to complete the transactions contemplated hereunder shall be subject to the satisfaction of, or compliance with, at or before the Closing Date, each of the following conditions precedent (each of which is hereby acknowledged to be for the exclusive benefit of the NP Vendors and may be waived by the NP Vendors in whole or in part on or before the Closing Date):

(a)
the NP Vendors shall on or before the Closing Date have received from the Purchaser all documents and instruments as the NP Vendors may reasonably request for the purpose of effecting the Exchange in accordance with the terms of this Agreement;

(b)
all of the representations and warranties of the Purchaser made in or pursuant to this Agreement shall be true and correct in all material respects as at the Closing Date and with the same effect as if made at and as of the Closing Date (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted hereby that are not materially adverse and arise in the ordinary course of business) and the NP Vendors shall have received certificates dated as at the Closing Date in form satisfactory to the NP Vendors and their solicitors, acting reasonably, signed by a senior officer or director of the Purchaser on behalf of the Purchaser, certifying the truth and correctness in all material respects of the representations and warranties of the Purchaser set out in this Agreement;

(c)	the Purchaser will have performed and complied with all terms, covenants and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date;

(d)
at the Closing Date, there shall have been no material adverse change in the condition (financial or otherwise), properties, assets, liabilities, earnings, or business operations or prospects of the Purchaser from that shown on or reflected in the Purchaser’s Financial Statements;

6.2 Conditions Precedent to Obligations of the Purchaser.  The obligation of the Purchaser to complete the transactions contemplated hereunder shall be subject to the satisfaction of or compliance with, at or before the Closing Date, each of the following conditions precedent (each of which is hereby acknowledged to be for the exclusive benefit of the Purchaser and may be waived by the Purchaser in writing, in whole or in part, on or before the Closing Date):

(a)
the Purchaser shall on or before the Closing Date have received from the Corporation and the NP Vendors all other documents and instruments as the Purchaser may reasonably request for the purpose of effecting the Exchange in accordance with the terms of this Agreement;

(b)
the representations, warranties and covenants of the Corporation and the NP Vendors made in or pursuant to this Agreement shall be true and correct in all material respects as at the Closing Date and with the same effect as if made at and as of the Closing Date (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted hereby that are not materially adverse and arise in the ordinary course of business) and the Purchaser shall have received a certificate of the Corporation and the NP Vendors dated as at the Closing Date in form satisfactory to the Purchaser’s solicitors, acting reasonably certifying the truth and correctness in all material respects of the representations, warranties and covenants of the Corporation and the NP Vendors set out in this Agreement;

(c)
the Corporation and the NP Vendors shall have performed and complied with all agreements and conditions required by this Agreement to be performed and complied with by them prior to or on the Closing Date;

(d)
at the Closing Date, there shall have been no material adverse change in the condition (financial or otherwise), properties, assets, liabilities, earnings, or business operations or prospects of the Corporation or the Corporation’s Subsidiaries from that shown on or reflected in the Corporation’s Financial Statements;

(e)
all consents, approvals, orders and authorizations of any Persons or governmental authorities in Canada or elsewhere (or registrations, declarations, filings or records with any such authorities), including, without limitation, all such registrations, recordings and filings with such securities regulatory and other public authorities as may be required to be obtained by the Corporation in connection with the execution of this Agreement, the Closing or the performance of any of the terms and conditions hereof, shall have been obtained on or before the Closing Date; and

(f)
the Corporation shall deliver, or cause to be delivered to the Purchaser on or before the Closing Date such other certificates, agreements or other documents as may reasonably be required by the Purchaser or its solicitors, acting reasonably, to give full effect to this Agreement.

ARTICLE VII
GENERAL

7.1 Confidentiality & Public Notices. Except where compliance with this Section 7.1 would result in a breach of applicable law, notices, releases, statements and communications to Third Parties, including employees of the parties and the press, relating to transactions contemplated by this Agreement will be made only in such manner as shall be authorized and approved by the Corporation, who when required, shall use its best efforts to provide such authorization and approval to the Purchaser in a timely manner as shall permit compliance by the Purchaser with all continuous disclosure to any regulatory authority or obligations under any applicable securities regulations. The Purchaser, the Corporation and the NP Vendors shall maintain the confidentiality of any information received from each other in connection with the transactions contemplated by this Agreement. In the event that the issuance of the Exchange Shares provided for in this Agreement is not consummated, each party shall return any confidential schedules, documents or other written information to the party who provided same in connection with this Agreement. The Corporation and the NP Vendors agree that they will not, directly or indirectly, make reciprocal use for their own purposes of any information or confidential data relating to the Purchaser or the Purchaser’s Business discovered or acquired by them, their representatives or accountants as a result of the Purchaser making available to them, their representatives and accountants, any information, books, accounts, records or other data and information relating to the Purchaser or the Purchaser’s Business and the Corporation and the NP Vendors agree that they will not disclose, divulge or communicate orally, in writing or otherwise, any such information or confidential data so discovered or acquired by any other Person. The Purchaser agrees that it will not, directly or indirectly, make reciprocal use for its own purposes of any information or confidential data relating to the Corporation or the NP Vendors discovered or acquired by it, its representatives or accountants as a result of the Corporation or the NP Vendors making available to it any information, books, accounts, records or other data and information relating to the Corporation and the Purchaser agrees that it will not disclose, divulge or communicate orally, in writing or otherwise, any such information or confidential data so discovered or acquired to any other Person.

7.2 Notices. All notices or other communications required to be given in connection with this Agreement shall be given in writing and shall be given by personal delivery, by registered mail or by transmittal by telecopier or other form of recorded communication addressed to the recipient as follows:

To the Purchaser:

3565 King Rd.
King City, ON L7B 1A3

Attention: Carrie Weiler
Telecopier No.:

To the Corporation:

519-955 Queen Street West
Toronto, ON M6J3X5

Attention: Marc Askenasi
Telecopier No.: 905-763-2131

To the NP Vendors:

As per the respective addresses as set out in Schedule “A” hereto;

or to such other address, telecopier number or individual as may be designated by notice given by either party to the other. Any such communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the fifth Business Day following the deposit thereof in the mail and, if given by telecopier or other form of recorded communication, shall be deemed given and received on the date of such transmission if received during the normal business hours of the recipient and on the next Business Day if it is received after the end of such normal business hours on the date of its transmission. If the party giving any such communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such communication shall not be mailed but shall be given by personal delivery or by telecopier transmittal.

7.3 Expenses. Except as otherwise provided herein, all costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

7.4 Time of the Essence. Time shall be of the essence hereof.

7.5 Further Assurances. The parties hereto shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby, and each party shall execute and deliver such further documents, instruments, papers and information as may be reasonably requested by another party hereto in order to carry out the purpose and intent of this Agreement.

7.6 Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The parties hereby attorn to the non-exclusive jurisdiction of the Courts of Ontario in any dispute that may arise hereunder.

7.7 Counterparts. For the convenience of the parties, this Agreement may be executed in several counterparts, each of which when so executed shall be, and be deemed to be, an original instrument and such counterparts together shall constitute one and the same instrument (and notwithstanding their date of execution shall be deemed to bear date as of the date of this Agreement). A signed facsimile or telecopied copy of this Agreement shall be effective and valid proof of execution and delivery.

7.8 Entire Agreement. This Agreement, including the Schedules attached hereto, together with the agreements and other documents to be delivered pursuant hereto, constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein and therein. This Agreement may not be amended or modified in any respect except by written instrument signed by all parties.

7.9 Severability. The invalidity or unenforceability of any provision of this Agreement or any covenant herein contained shall not affect the validity or enforceability of any other provision or covenant hereof or herein contained, and this Agreement shall be construed as if such invalid or unenforceable provision or covenant were omitted.

7.10 Enurement. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and permitted assigns of the parties hereto.

7.11 Waivers. The parties hereto may, by written agreement:

(i)	extend the time for the performance of any of the obligations or other acts of the parties hereto;

(ii)	waive any inaccuracies in the warranties, representations, covenants or other undertakings contained in this Agreement or in any document or certificate delivered pursuant to this agreement; or

(iii)
waive compliance with or modify any of the warranties, representations, covenants or other undertakings or obligations contained in this Agreement and waive or modify performance by any of the parties thereto.

7.12 Form of Documents. All documents to be executed and delivered by the Purchaser to the Corporation and the NP Vendors on the Closing Date shall be in form and substance satisfactory to the Corporation and the NP Vendors acting reasonably. All documents to be executed and delivered by the Corporation and the NP Vendors to the Purchaser on the Closing Date shall be in a form and substance satisfactory to the Purchaser, acting reasonably.

7.13 Construction Clause. This Agreement has been negotiated and approved by counsel on behalf of all parties hereto and, notwithstanding any rule or maxim of construction to the contrary, any ambiguity or uncertainty will not be construed against any party hereto by reason of the authorship of any of the provisions hereof.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

NOWPHIT OPERATIONS INC.

By:	/s/ Marc Askenasi
Name:	Marc Askenasi
Title:	President
I have authority to bind the corporation.

INTERAMERICAN GAMING INC.

By:	/s/ John G. Simmonds
Name:	John G. Simmonds
Title:	President
I have authority to bind the corporation.

THE SHAREHOLDERS OF NOWPHIT OPERATIONS INC.

Wagerphone Inc. D.B.A.: Baron Group Ventures

By:	/s/ Marc Askenasi
Name:	Marc Askenasi
Title:	President

Marc Askenasi

By:	/s/ Marc Askenasi
Name:	Marc Askenasi
Title:

Giancarlo De Lio

By:	/s/ Giancarlo De Lio
Name:	Giancarlo De Lio
Title:

Joe Mingail

By:	/s/ Joe Mingail
Name:	Joe Mingail
Title:

The Schwartz Family Trust

By:	/s/ Gary Schwartz
Name:	Gary Schwartz
Title:

MBC Racing Inc., Att: Michael Connell

By:	/s/ Mike Connell
Name:	Mike Connell
Title:	Content Strategist

Marla & Sam Askenasi

By:	/s/ Marla Askenasi
Name:	Marla Askenasi
Title:

By:	/s/ Sam Askenasi
Name:	Sam Askenasi
Title:

Gillian Askenasi

By:	/s/ Gillian Askenasi
Name:	Gillian Askenasi
Title:

Safraz Merali

By:	/s/ Safraz Merali
Name:	Safraz Merali
Title:

Stacked Holdings Corp.

By:	/s/ David Steckel
Name:	David Steckel
Title:	President

Mark Jeremy Arbus

By:	/s/ Mark Jeremy Arbus
Name:	Mark Jeremy Arbus
Title:

Adi Twena

By:	/s/ Adi Twena
Name:	Adi Twena
Title:

SCHEDULE A

THE SHAREHOLDERS OF NOWPHIT OPERATIONS INC.

	Nowphit Operations Inc., Share Exchange
	Name	Address	Shares in NPO	% of shares Swapped in IAG Transaction	% Of shares Heald Privately Post-IAG Transaction
Founders
1	Wagerphone Inc. D.B.A. Baron Group Ventures	955 Queen Street West, Suite 519, Toronto, Ontario M6J 3X5 Canada	199,009	0.00%	19.90%

2	Marc Askenasi	955 Queen Street West, Suite 519, Toronto, Ontario M6J 3X5 Canada	500,000	62.42%	0.00%

3	Giancarlo De Lio	2371 Baronwood Drive, Oakville, Ontario L6M 0J8 Canada	9,122	1.14%	0.00%

4	Joe Mingail	215 Cranbrooke Avenue Toronto, Ontario M5M 1M8 Canada	69,985	8.74%	0.00%

5	The Schwartz Family Trust	120 Albany Ave, Toronto, Ontario M5R 3C4 Canada	42,732	5.33%	0.00%

6	MBC Racing Inc. Att: Michael Connell	85 Coleridge Ave. Toronto, Ontario M4C 4H7 Canada	34,660	4.33%	0.00%

7	Marla & Sam Askenasi	22 Lambert Road Thornhill, Ontario L3T 7E6 Canada	72,703	9.08%	0.00%

8	Gillian Askenasi	103 B Gaisford Street, London NW5 2EG United Kingdom	8,546	1.07%	0.00%

Investors
9	Safraz Merali	38 Dan Leckie Way, PH 11, Toronto, Ontario M5V 2V6 Canada	6,837	0.85%	0.00%

10	Stacked Holdings Corp.	731 B Avenue Rd. Toronto, Ontario M5P 2J9 Canada	17,093	2.13%	0.00%

11	Mark Jeremy Arbus	717 1/2 Palmerston Avenue, Toronto, Ontario M6G 2R2	6,837	0.85%	0.00%

12	Giancarlo De Lio	2371 Baronwood Drive, Oakville, Ontario L6M 0J8 Canada	6,837	0.85%	0.00%

13	The Schwartz Family Trust	120 Albany Ave, Toronto, Ontario M5R 3C4	17,093	2.13%	0.00%

14	Adi Twena	113 Thornridge Drive, Thornhill, Ontario L4J1E1 Canada	8,546	1.07%	0.00%

	Total		1,000,000	100%